                                                                     Exhibit 8.1


                  [Letterhead of Goodwin, Procter & Hoar LLP]



                                 March 17, 1999



Maryland Property Capital Trust, Inc.
177 Milk Street
Boston, MA  02109

Ladies and Gentlemen:

     This opinion is furnished in our capacity as counsel to Maryland Property Capital Trust, Inc., a Maryland corporation (the "Company"), in connection with the registration of 159,737 shares of common stock, par value $.01 per share, pursuant to the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") within the meaning of Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"), following the merger (the "Merger") of Property Capital Trust, a Massachusetts business trust (the "Trust"), with and into the Company, as described in the Registration Statement. This opinion assumes that the Merger was consummated and that the transactions related to the Merger, as described in the Registration Statement, including (i) the contribution by Framingham York Associates Limited Partnership ("FYA") of $1 million in cash to the Company in exchange for newly issued common stock of the Company, and (ii) the merger of Property Capital Trust Limited Partnership ("PCT LP") into FYA, with FYA as the survivor entity becoming the operating partnership of the Company (the "OP").

     In rendering the following opinion, we have examined the Articles of Organization of the Company, the Articles of Amendment and Restatement of the Company which will be in effect following the Merger, the By-laws of the Company, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     We have reviewed the Registration Statement and the descriptions set forth therein of the Trust, the Company and their investments and activities. We have relied and this opinion is conditioned upon the factual representations of the Company and certain officers thereof contained in a representation letter dated as of this date regarding the manner in which the Company will be owned and operated following the effective date of the Merger ("the Merger Date"). We also are relying on a representation letter signed by officers of the Trust, which representation letter also will be provided to Paul, Weiss, Rifkind, Wharton & Garrison ("PW"), counsel to the Trust, to enable PW to render the opinion referred to in the next
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Maryland Property Capital Trust, Inc.
March 17, 1999
Page 2


sentence (the "Opinion"). The factual representations of the officers of the Trust address the activities and operations of the Trust up to and including the Merger Date.

     Our opinion also relies on the Opinion which, based on certain assumptions, exceptions and qualifications and factual representations of officers of the Trust, provides that for the taxable year of the Trust ended July 31, 1989 and at all times thereafter up to and including the date of the disposition by the Trust of its ownership interest in the Cincinnati Marriott on June 17, 1998 (the "Marriott Sale Date"), the Trust has qualified to be treated as a REIT within the meaning of Sections 856 through 860 of the Code. It should be noted that the Opinion is qualified to the extent it is made without regard to Section 856(c)(4)(B) of the Code, as such provision was in effect prior to its removal from the Code pursuant to P.L. 105-34.

     We have neither independently investigated nor verified the factual representations made by the officers of the Company or the officers of the Trust or the Opinion, and we assume that such factual representations and Opinion are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification. Our opinion also is qualified to the extent of the qualification in the PW Opinion described above. We also assume that prior to the Merger, the Trust has been operated, and that, following the Merger, the Company will be operated in accordance with applicable laws and the terms and conditions of applicable documents and that the descriptions of the Trust and its investments and the proposed investments, activities, operations and governance of the Trust and the Company set forth in the Registration Statement and all prior registration statements filed with the Securities and Exchange Commission
continue to be true.   Finally, we have relied on certain additional facts and
assumptions described below. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue
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Maryland Property Capital Trust, Inc.
March 17, 1999
Page 3


to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

     The discussion and conclusions set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all of which are subject to change. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future.

     In order for the Company to qualify as a REIT immediately following the Merger, prior to the Merger the Trust must have met the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary to qualify as a REIT. In delivering our opinion, we have relied on the Opinion of PW that at all times on or prior to Marriott Sale Date, the Trust was qualified as a REIT and on the factual representations made by officers of the Trust which support such
opinion.   We have been advised by officers of the Trust and have assumed for purposes of this opinion that since the Marriott Sale Date the only significant activity of the Trust has been to make short term investments of its cash, the Trust's only significant asset is cash, and its only significant income is interest income earned on such cash. We also have assumed that for the taxable year ending December 31, 1998 the combination of the Trust's income, assets and distributions prior to the sale of Cincinnati Marriott with its income, assets and distributions that occurred after such sale are sufficient to meet the applicable asset composition, source of income and distribution requirements under the Code in order to qualify as a real estate investment trust. In this regard, we have reviewed the Trust's tax return filed for its taxable year ended December 31, 1998, and we note that such return has been prepared on a basis which is consistent with the assumptions which we have made in this opinion.

     Based upon and subject to the foregoing, and based on the factual representations of officers of the Company with respect to the Company's proposed method of operation, we are of the opinion that the proposed method of operation will enable the Company to continue to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT and that as of the date hereof the Company is organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation, as described in the factual representations referred to above, will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable ending December 31, 1999 and thereafter. With respect to the Company's taxable year ending December 31, 1999, it should be noted that our opinion is in part based on the factual representation of officers of the Company that the Company intends to invest its short-term
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Maryland Property Capital Trust, Inc.
March 17, 1999
Page 4


investments in REIT stocks such that it is expected, as a mathematical matter, the combination of the Trust's interest and REIT dividend income prior to the Merger Date and the operations of the Company after the Merger Date will enable the Company to satisfy the source of income requirements under the Code in order to qualify as a REIT in its taxable year ending December 31, 1999.

     We express no opinions other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there can be no assurance that this will be the case. The opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us with respect to this opinion under the heading "Legal Matters" in the prospectus which is a part of such Registration Statement.

                                    Very truly yours,

                                    /s/ Goodwin Procter & Hoar LLP

                                    GOODWIN, PROCTER & HOAR  LLP